ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Exhibit A of the Investment Advisory Agreement between American Express Financial Corporation (AEFC) and American Express Asset Management International Inc. (International) dated February 11, 1999 is hereby amended to add 1 new investment portfolio, AXP Variable Portfolio - Emerging Markets Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the 1st day of May, 2000.

                     AMERICAN EXPRESS FINANCIAL CORPORATION

Attest: /s/ Timothy S. Meehan            BY:  /s/ Peter J. Anderson
            Secretary                             Peter J. Anderson
                                                  Senior Vice President -
                                                  Investment Operations

              AMERICAN EXPRESS ASSET MANAGEMENT INTERNATIONAL INC.

Attest: /s/ Timothy S. Meehan            BY:  /s/ Peter J. Anderson
            Secretary                             Peter J. Anderson
                                                  Chairman of the Board and
                                                  Executive Vice President

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                                    EXHIBIT A

American  Express  Financial   Corporation  shall  pay  American  Express  Asset
Management International Inc. a fee equal on an annual basis as follows:


Fund                                                  Fee

Emerging Markets Portfolio                            0.50% of daily net assets

World Growth Portfolio                                0.35% of daily net assets

AXP Global Balanced Fund                              0.35% of daily net assets

AXP International Fund                                0.35% of daily net assets

AXP Variable Portfolio - Emerging Markets Fund        0.35% of daily net assets

AXP Variable Portfolio - International Fund           0.35% of daily net assets

American Express Financial Corporation shall pay this compensation to American Express Asset Management International Inc. in arrears on a monthly basis.

 To:  American Express Asset Management International Inc. (International)



On behalf of the Funds listed below, I hereby acknowledge receipt of the Attachment (drafted to comply with the United Kingdom's Investment Management Regulatory Organisation) to the Investment Advisory Agreement presently effective between International and American Express Financial Corporation.

     o  Emerging Markets Portfolio

     o  World Growth Portfolio

     o  AXP Global Balanced Fund

     o  AXP International  Fund

     o  AXP Variable  Portfolio - Emerging Markets Fund

     o  AXP Variable Portfolio - International Fund



Signed:  /s/ Leslie L. Ogg
             Leslie L. Ogg
             Title:   Vice President


 Date:  May 1, 2000